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                                                                EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-62389) of our report dated March 26, 1999 relating to the financial statements and financial statement schedules of Acacia Research Corporation, which appears in Acacia Research Corporation's Annual Report on Form 10-K for the year ended December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
December 29, 1999